MICRO COMPONENT TECHNOLOGY, INC.

                                    FORM 10-Q

                  COMPUTATION OF EARNINGS PER COMMON SHARE AND
                             COMMON EQUIVALENT SHARE
                      (In thousands, except per share data)


                                                           THREE MONTHS ENDED   NINE MONTHS ENDED
                                                            -----------------   ------------------
PRIMARY                                                     MAR. 29,  MAR. 30,  MAR. 29,   MAR. 30,
-------                                                        1997     1996      1997       1996
                                                            -------   -------   -------    -------
Income (loss) from continuing operations                    $    92   $   109   $(1,715)   $ 3,112
Income from discontinued operations                            --        --        --          474
                                                            -------   -------   -------    -------

Net income (loss)                                           $    92   $   109   $(1,715)   $ 3,586
                                                            =======   =======   =======    =======

Weighted average number of common shares outstanding
        during the period                                     7,031     6,928     7,028      6,355
Shares issuable on exercise of stock options and warrants
        less shares repurchaseable from the proceeds            169       424      --          456
Shares issuable on conversion of redeemable preferred
        stock                                                   316       316      --          316
                                                            -------   -------   -------    -------

Common and common equivalent shares - primary                 7,516     7,663     7,028      7,127
                                                            =======   =======   =======    =======

Income (loss) per share from continuing operations          $   .01   $   .01   $  (.24)   $   .44

Income per share from discontinued operations                  --        --        --          .06
                                                            -------   -------   -------    -------

Net income (loss) per share - primary                       $   .01   $   .01   $   (24)   $   .50
                                                            =======   =======   =======    =======

FULLY DILUTED
-------------

Income (loss) from continuing operations                    $    92   $   109   $(1,715)   $ 3,112
Income from discontinued operations                            --        --        --          474
                                                            -------   -------   -------    -------
Net income (loss)                                           $    92   $   109   $(1,715)   $ 3,586
                                                            =======   =======   =======    =======

Common and common equivalent shares - primary and
      fully diluted                                           7,516     7,663     7,028      7,127
                                                            =======   =======   =======    =======

Income (loss) per share from continuing operations          $   .01   $   .01   $  (.24)   $   .44

Income per share from discontinued operations                  --        --        --          .06
                                                            -------   -------   -------    -------

Net income (loss) per share - fully diluted                 $   .01   $   .01   $   (24)   $   .50
                                                            =======   =======   =======    =======

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